                                                                    Exhibit 99.3

                          CONESTOGA ENTERPRISES, INC.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                                     Page
                                                                                     ----
Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001
   (unaudited)                                                                         1
Consolidated Statements of Income for the Three Months Ended
   March 31, 2002 and  2001 (unaudited)                                                3
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2002        4
   and 2001 (unaudited)
Notes to Consolidated Financial Statements                                             5


                           CONESTOGA ENTERPRISES, INC.

                    CONSOLIDATED BALANCE SHEETS ( UNAUDITED )

                      March 31, 2002 and December 31, 2001
                 (In Thousands, Except Shares and Per Share Data)

                                   ASSETS


                                                             March 31, 2002   December 31, 2001
                                                             --------------   -----------------
Current Assets:

    Cash and cash equivalents                                      $741          $2,153
    Accounts receivable, including unbilled revenue              10,874          11,635
    Inventories, at average cost                                  2,745           2,426
    Prepaid taxes                                                   859             729
    Prepaid expenses and other current assets                     2,098           2,241
                                                               --------        --------

         Total current assets                                    17,317          19,184

Investments and Other Assets:

    Assets held for sale                                            377             573
    Cost in excess of net assets of businesses acquired          41,623          41,623
    Prepaid pension costs                                         2,961           3,029
    Other                                                         3,125           2,945
                                                               --------        --------

                                                                 48,086          48,170
Plant:

    In service                                                  215,814         213,770
    Under construction                                            7,689           6,856
                                                               --------        --------
                                                                223,503         220,626
                                                               --------        --------
    Less accumulated depreciation                               113,500         109,612
                                                               --------        --------

                                                                110,003         111,014
                                                               --------        --------

Total Assets                                                   $175,406        $178,368
                                                               ========        ========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           CONESTOGA ENTERPRISES, INC.
                    CONSOLIDATED BALANCE SHEETS ( UNAUDITED )

                      March 31, 2002 and December 31, 2001
                (In Thousands, Except Shares and Per Share Data)

       LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                             March 31, 2002   December 31, 2001
                                                                             --------------   -----------------
Current Liabilities:

    Current maturities of long term debt                                            $32,546         $33,546
    Current liability under capital lease                                                72              69
    Notes payable                                                                    10,000          10,000
    Accounts payable                                                                  4,488           5,513
    Accrued:
         Taxes                                                                            0               0
         Payroll & vacation pay                                                       1,059           1,265
         Other                                                                        2,828           2,815
                                                                                   --------        --------

Total current liabilities                                                            50,993          53,208

Deferred revenue, from sale of towers                                                10,011           9,936

Long term liabilities:

    Long term debt, less current maturities                                          35,000          35,000
    Liability under capital lease, less current maturities                            2,706           2,724
    Accrued post retirement cost                                                      1,500           1,445
    Other                                                                             1,997           1,999
                                                                                   --------        --------
                                                                                     41,203          41,168

Deferred income taxes                                                                 7,046           6,920

Convertible/redeemable preferred stock, par value $65 per share; authorized               0           4,707
   900,000 shares; issued and outstanding 0 and 72,414 shares

Common Stockholders' Equity:
    Common stock par value $1 per share; authorized 200,000,000 shares;               8,242           8,081
      issued and outstanding 8,242,095 and 8,080,868 shares
    Additional paid-in capital                                                       52,642          49,123
    Retained earnings                                                                 5,269           5,225
                                                                                   --------        --------
                                                                                     66,153          62,429
                                                                                   --------        --------

Total Liabilities and Stockholders' Equity                                          175,406         178,368
                                                                                   ========        ========

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           CONESTOGA ENTERPRISES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                   Three Months Ended March 31, 2002 and 2001
                      (In Thousands, Except Per Share Data)

                                                                                  Three Months Ended
                                                                                      March 31,

                                                                                  2002           2001
                                                                               -------------------------
Operating Revenues:
    Communication services                                                      $20,869          $19,520
    Equipment sales                                                               2,818            2,694
    Other revenues                                                                  383              544
                                                                               --------         --------

                                                                                 24,070           22,758
Operating Expenses:
    Cost of services (exclusive of depreciation and amortization below)          10,130            9,702
    Cost of sales                                                                 1,252            1,342
    Depreciation and amortization                                                 4,209            4,371
    Merger costs                                                                     96                0
    Selling, general and administrative                                           4,003            4,071
                                                                               --------         --------

                                                                                 19,690           19,486
                                                                               --------         --------

         Operating income                                                         4,380            3,272

Other income (expense), net:

    Interest expense                                                             (1,031)          (1,314)
    Income from unconsolidated partnership interest                                  20              (33)
    Gain on sale of investments in equity securities                                  0                0
    Other, net                                                                       23               53
                                                                               --------         --------
                                                                                   (988)          (1,294)
                                                                               --------         --------
         Income before income taxes                                               3,392            1,978

Income taxes                                                                      1,577            1,004
                                                                               --------         --------

         Net income                                                              $1,815             $974
                                                                               ========         ========

Basic earnings per share                                                          $0.22            $0.11
Diluted earnings per share                                                        $0.22            $0.11
Dividends per common share                                                        $0.21            $0.21


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           CONESTOGA ENTERPRISES, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                   Three Months Ended March 31, 2002 and 2001
                                 (in thousands)

                                                                                   Three Months Ended
                                                                                        March 31,

                                                                                 2002            2001
                                                                                ------------------------
Cash Flows from Operating Activities:

         Net cash provided by operating activities                               $5,307          $3,865

Cash Flows From Investing Activities:

    Purchase of plant, net of removal costs and salvage                          (3,426)         (5,522)
    Proceeds from sale of marketable equity securities                                0               0
    Proceeds from sale of non regulated property                                    522               0
                                                                                -------         -------

         Net cash used in investing activities                                   (2,904)         (5,522)

Cash Flows From Financing Activities:

    Proceeds from long-term borrowing                                                 0               0
    Proceeds from short-term borrowing (net)                                          0               0
    Principal payments on long term borrowing                                    (1,000)           (250)
    Principal payments on capital lease financing                                   (17)            (16)
    Proceeds from issuance of stock                                                   0              29
    Proceeds from issuance of stock under the dividend reinvestment plan              0             189
    Common and preferred dividends paid                                          (1,771)         (1,654)
    Preferred stock redemption                                                   (1,027)           (127)
                                                                                -------         -------
         Net cash used in financing activities                                   (3,815)         (1,829)

Decrease in cash and cash equivalents                                            (1,412)         (3,486)

Cash and cash equivalents:
         Beginning                                                               $2,153          $5,529
         Ending                                                                     741           2,043

Supplemental Disclosure Of Cash Flow Information

Cash Payments for:
         Interest                                                                $1,394          $1,396
         Income Taxes                                                              $616            $592



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           CONESTOGA ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to the SEC's Form 10-Q and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. The December 31, 2001 consolidated balance sheet data was derived from audited financial statements. For further information, refer to Conestoga's consolidated financial statements and footnotes for the year ended December 31, 2001.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: EARNINGS PER SHARE

Per share data for the three months ended March 31, 2002 and 2001 is based on the weighted average number of shares outstanding of 8,198,839 and 7,867,516 for 2002 and 2001 respectively. Net income available for the common shareholders was $1.796 million and $841 thousand for 2002 and 2001 respectively. Net income for common shareholders differs from net income on the consolidated statement of income by the amount of preferred stock dividends.

NOTE 3: FAS 142 - GOODWILL AND OTHER INTANGIBLE ASSETS

Effective as of January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise. During the first quarter ended March 31, 2002, the Company started required transitional impairment review of goodwill. This review required the Company to estimate the fair value of its identified reportable units as of December 31, 2001. For each of the reporting units, the estimated fair value was determined utilizing the expected present value of the future cash flows of the units. In all instances, the estimated fair value of the reporting units exceeded their book values and therefore no write-down of goodwill was required during the quarter ended March 31, 2002.

The following schedule reflects unaudited pro forma results of operations of the Company, giving effect to SFAS No. 142 as if it were adopted on January 1, 2001 (in thousands except earning per share):

                                                      Period ended March 31

                                                     2002             2001
                                                  --------------------------

Net Income, as reported                              $1,815             $974
Add back: Amortization expense, net of tax                0              312
                                                  ---------        ---------

Adjusted Net Income                                   1,815            1,286

Basic Earnings per Common Share:
    As Reported                                       $0.22            $0.11
    Adjusted                                          $0.22            $0.15
Diluted Earnings per Common Share:
    As Reported                                       $0.22            $0.11
    Adjusted                                          $0.22            $0.15


The following table summarizes the activity in goodwill for the periods indicated: (in thousands)

                           Three Months       Twelve Months
                              Ended              Ended
                          March 31, 2002     December 31, 2002
                          --------------     -----------------
Beginning Balance            $41,623            $43,477
Amortization Expense               0             (1,295)
Other                              0               (559)
                            --------           --------
         Total               $41,623            $41,623

The following table summarizes net goodwill by segment: (in thousands)

                           March 31, 2002   December 31 2001
                           --------------   ----------------
Telephone                     $33,474        $33,474
CLEC and Long Distance          8,149          8,149
                              -------        -------
         Total                $41,623        $41,623


NOTE 4: OPERATING SEGMENTS

The Company's reportable segments are strategic business units that offer different services. They are managed separately because each business unit requires different technology and marketing strategies. The Company has three reportable segments: Telephone - traditional telephone service provided by Conestoga Telephone and Telegraph Company (CTT) and Buffalo Valley Telephone Company (BVT); Wireless paging and PCS communication services provided by Conestoga Wireless Company (CWC) and Conestoga Mobile Systems (CMS); and competitive local exchange service (CLEC) and full service inter- exchange long distance provided by Conestoga Networks, Inc. (CNI).

The "Other" column primarily includes communications and security monitoring systems equipment sales and consulting services provided by Infocore, Inc.
(INF).

The accounting policies of the segments are the same as those described in the summary of accounting policies in the notes to the Company's financial statements for the year ended December 31, 2001. The Company evaluates performance based on profit or loss from operations before corporate allocations, interest, income taxes and non-recurring gains and losses. Transactions occurring between segments are recorded on the same basis as transactions with third parties.

Segment information as of March 31, 2002 and 2001 are as follows:



                                            Telephone       Wireless      CLEC and Long         Other           Total
                                            ---------       --------      -------------         -----           -----
                                                                            Distance
                                                                            --------
                                                                         (in thousands )
Three months ended March 31, 2002:

Operating revenues from external
  customers:
    Local service                             $4,055        $     --           $1,338         $     --           $5,393
    Long distance and access service           7,687              --            4,482               --           12,169
    Wireless service                              --           2,001               --               --            2,001
    Equipment Sales                            1,037             126               --            1,660            2,823
    Other                                        849               3              457              375            1,684
                                            --------        --------         --------         --------         --------
                                              13,628           2,130            6,277            2,035           24,070
Inter-segment operating revenues                 999              30               11                8            1,048
Operating profit (loss)                        6,421          (1,627)            (258)             (50)           4,486
Total assets                                 107,809          31,233           37,850            9,602          186,494
Capital expenditures                           1,491             163            1,463               19            3,136
Depreciation and amortization                  2,574           1,092              501               42            4,209

Three months ended March 31, 2001:
Operating revenues from external
   customers:
    Local service                             $3,449        $     --             $921         $     --           $4,370
    Long distance and access service           8,026              --            4,175               --           12,201
    Wireless service                              --           1,335               --               --            1,335
    Equipment sales                              998             203               --            1,493            2,694
    Other                                        960              92              562              544            2,158
                                            --------        --------         --------         --------         --------
                                              13,433           1,630            5,658            2,037           22,758
Inter-segment operating revenues                 668              19               71                0              758
Operating profit (loss)                        5,922          (2,078)            (596)              33            3,281
Total assets                                 118,308          38,978           30,097            5,189          192,572
Capital expenditures                           2,897           1,670              915               40            5,522
Depreciation and amortization                  2,781           1,102              439               49            4,371

Certain items in the schedule above need to be reconciled to the consolidated financial statements and are provided in the schedules below:

                                                        Three Months Ended

                                                  March 31, 2002    March 31, 2001
                                                  --------------    --------------
Revenues:

    Total revenue for reportable segments              $23,075           $21,479
    Other revenues                                       2,035             2,037
    Elimination of intersegment revenues                (1,040)             (758)
                                                     ---------         ---------
         Total consolidated revenues                   $24,070           $22,758

Total Assets:

    Total assets for reportable segments              $176,891          $187,383
    Other assets                                         9,602             5,189
    Elimination of intersegment (receivables)          (11,087)          (10,829)
      payables

         Total consolidated assets                    $175,406          $181,743

Operating Income:

    Operating profit for reportable segments            $4,536            $3,248
    Other operating income (loss)                          (50)               33
    Corporate expenses not allocated to                   (106)               (9)
      reportable segments
         Total consolidated operating income            $4,380            $3,272


NOTE 5:  LONG TERM DEBT

As of December 31, 2001 the Company was in default of certain covenants contained in the senior notes agreements. The Company obtained a temporary waiver on February 25, 2002, whereby the lender waived compliance by the Company with these covenants. The temporary waiver expires June 30, 2002, or earlier under certain conditions, at which time the debt balances become callable by the lender. As of March 31, 2002 the balance of $32.546 million under these agreements is classified as current liabilities in the financial statements.

The term loan agreement between the Company and the other long-term debt lender includes cross default provisions under which the waived default under the Senior Notes mentioned above could have resulted in a default under that term loan agreement. The other long-term debt lender notified the Company that there has been no default under the cross default provisions of its loan agreement with the Company, because the waiver of compliance with the covenants of the Senior Notes was sufficient so that no event of default occurred under the Senior Notes and, consequently, no event of default occurred under the cross default provisions of that loan agreement.

Under the most restrictive covenants of the debt agreements, the Company, as of December 31, 2001, is not permitted to make any further dividend distributions until the Company generates approximately $14,000,000 of consolidated net income as defined in the agreement. The Company has received a temporary waiver of this covenant permitting the Company to pay a dividend in the first quarter of 2002. The temporary waiver expires June 30, 2002, or earlier, under certain conditions. This temporary waiver does not authorize dividend payments in the second quarter 2002 and thereafter.

NOTE 6:  PREFERRED STOCK REDEMPTION

On February 6, 2002, the Company redeemed all outstanding shares of its preferred stock for $66.94. As a result, 15,480 shares of preferred stock were redeemed for a total of $1.036 million and 56,934 shares were converted into 161,227 shares of the Company's common stock.

NOTE 7:  PENDING MERGER

The Company entered into an Amended and Restated Agreement and Plan of Merger with D&E Communications, Inc. (the "D&E Merger Agreement") dated January 9,2002, which for the exchange of all of the Company's issued and outstanding common stock for cash and/or common stock of D&E Communications, Inc. The completion of the merger with D&E Communications, Inc. is contingent upon, among other things, shareholder and regulatory approvals. All required regulatory approvals of the merger have been received. D&E Communications, Inc. and the Company have scheduled their respective shareholder meetings for the consideration and approval of the merger for May 23, 2002. If the shareholders of both Companies approve the merger, it is anticipated that the merger will close in the second quarter of 2002. Completion of the merger will trigger change of control payments to certain of the Company's officers in accordance with the terms of their respective employment contracts.

NOTE 8:  OTHER

Certain items of the March 31, 2001 consolidated financial statements have been reclassified to conform to the March 31, 2002 financial statement presentation. These reclassifications had no effect on the previously reported net income.

Inventories, at average cost, are both material and supplies used to provide service, and equipment held for resale.